Exhibit 10.5

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	July 1 through 31

STATEMENT OF OPERATIONS (Income Statement)

The Statement of Operations is to be prepared on an accrual basis. The accrual basis of accounting recognizes revenue when it is realized and expenses when they are incurred, regardless of when cash is actually received or paid.

REVENUES	MONTH	CUMULATIVE -FILING TO DATE
Gross Revenues
Less: Returns and Allowances
Management Fees billable to Subsidiaries	1,3000,000	14,470,579
COST OF GOODS SOLD
Beginning Inentory
Add: Purchases
Add: Cost of Labor
Add: Other Costs (attach schedule)
Less: Ending Inventory
Cost of Goods Sold
Gross Profit	1,300,000	14,470,579
OPERATING EXPENSES
Advertising
Auto and Truck Expense	-	-
Bad Debts
Contributions
Employee Benefits Programs	3,864	20,888
Officer/Insider Compensation*	88,916	557,800
Insurance	8,487	46,003
Management Fees/Bonuses
Office Expense	-	-
Outside and other services - no reorganization	-	228,982
Repairs and Maintenance
Rent and Lease Expense	13,565	91,518
Salaries/Commissions/Fees	30,418	207,254
Supplies	-	21,226
Taxes - Payroll	3,058	31,466
Taxes - Real Estate
Taxes - Other	4,906	4,878
Travel and Entertainment	16,732	81,210
Utilities	4,366	25,977
Other (attach schedule)	51,024	287,258
Total Operating Expenses Before Depreciation	225,336	1,604,460
Depreciation/Depletion/Amortization	2,823	15,845
Net Profit (Loss) Before Other Income & Exp	1,071,841	12,850,274
OTHER INCOME AND EXPENSES
Other Income(Loss) - Subsidiaries	3,329,465	1,808,272
Interest Expense	(69,869)	(436,108)
Other Expense (attach schedule)
Net Profit (Loss) Before Reorganization Items	4,331,437	14,222,438

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	July 1 through 31

REORGANIZATION ITEMS
Professional Fees	874,342	4,665,610
U. S. Trustee Quarterly Fees	4,875	9,750
Interest Earned on Accumulated Cash from Chapter 11 (see continuation sheet)
Gain (Loss) from Sale of Equipment
Other Reorganization Expenses (attach schedule)
Total Reorganization Expenses
Income Taxes
Net Profit (Loss)	$3,452,220	$9,547,078
*"Insider" is defined in 11 U.S.C. Section 101(31).

BREAKDOWN OF "OTHER" CATEGORY

OTHER COSTS
	None	None

OTHER OPERATIONAL EXPENSES
Outside services, consulting	47,390	279,211
Filing fees and other misc expenses	3,634	8,047
OTHER INCOME
	None	None

OTHER EXPENSES

OTHER REORGANIZATION EXPENSES
See MOR-6 "Bankruptcy Professionals"	874,342	4,665,610

Reorganization Items - Interest Earned on Accumulated Cash from Chapter 11:
Interest earned on cash accumulated during the chapter 11 case, which would not have been earned but for the bankruptcy proceeding, should be reported as a reorganization item.